Exhibit 10.1

LOAN AGREEMENT

This LOAN AGREEMENT (the “Agreement”) dated as of July 24, 2013, is made between FIFTH THIRD BANK, an Ohio banking corporation (the “Lender”), whose address is: 201 E. Kennedy Boulevard, Suite 1800, Tampa, Florida 33602, and ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation authorized to do business in the State of Florida (the “Borrower”), whose address is: 5215 West Laurel Street, Tampa, Florida 33607.

BACKGROUND

A. Borrower has applied to Lender for a term loan not to exceed TEN MILLION DOLLARS ($10,000,000.00), (the “Loan”) to be evidenced by a commercial term promissory note (the “Note”) and secured by a collateral assignment of contract rights and proceeds under contracts with the Department for Transport Marine and Aviation Insurance War Risk, United Kingdom of Great Britain, for salvage of silver from the wrecks of the SS Mantola and the SS Gairsoppa.

B. Lender is willing to make the Loan described above based on the terms and conditions set forth in this Loan Agreement.

OPERATIVE TERMS

1. BACKGROUND AND DEFINED TERMS.

1.1. Background. The Background set forth above is true and correct and is incorporated by this reference.

1.2. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Cargo Report” shall have the meaning ascribed in Section 2.6 (b).

“Collateral Assignment of Contract Rights and Proceeds” shall have the meaning ascribed in Section 3.1 below.

“Default” shall have the meaning ascribed in Section 8.1 below.

“Department” shall mean the Department for Transport Marine and Aviation Insurance War Risk, United Kingdom of Great Britain.

“JBR Salvage Insurance Policy” means that certain All Risks of Physical Loss or Damage Insurance Policy issued by Lloyd’s Underwriter Syndicate No. 2987 BRT, Policy No. MA 1302002, which insures the value of property recovered by the Borrower under the UK Salvage Contracts after delivery to and in possession of the JBR refinery.

“Loan” means the loan advanced by Lender to Borrower in the maximum principal amount of $10,000,000.00 as evidenced by the Note.

“Loan Documents” means this Agreement, the Note, the Collateral Assignment of Contract Rights and Proceeds, and any other document executed or delivered by Borrower as evidence of, security for, or otherwise in connection with, the Loan.

“Maturity Date” means July 24, 2014.

“Note” means that certain Non-Revolving Line of Credit Promissory Note dated the date of this Agreement, made by Borrower to the order of Lender, in the original principal amount of $10,000,000.00.

“Obligations” means any and all indebtedness and other obligations under the Note, all obligations under this Loan Agreement and any other Loan Documents between Borrower and Lender, or its affiliates, whenever executed.

“Origination Fee” shall have the meaning ascribed in Section 2.5 below.

“Project Costs” shall mean all costs expended by the Borrower as required under the terms of the UK Salvage Contracts.

“Permitted Liens” shall have the meaning ascribed in Section 4.8 below.

“UK Salvage Contracts” shall mean the contracts with the Department for Transport Marine and Aviation Insurance War Risk, United Kingdom of Great Britain, for salvage of silver from the wrecks of the SS Mantola and the SS Gairsoppa.

2. LOAN AMOUNT AND TERMS.

2.1. Loan. Subject to the terms, provisions and conditions, and relying upon the representations and warranties of Borrower provided herein, Lender agrees to advance the Loan to Borrower in accordance with the terms of the Note and this Agreement. Borrower agrees to accept the Loan and to use the proceeds thereof only for the Project Costs required under the UK Salvage Contracts.

2.2. Conditions to Extension of Loan. Lender’s obligation and agreement to make the Loan is conditioned upon, and is made subject to, the following terms and conditions:

(a) Execution and Delivery of Loan Documents. Lender shall make the Loan available to Borrower upon the execution of this Agreement, and the execution and delivery by Borrower of the Note, the Collateral Assignment of Contract Rights and Proceeds and other Loan Documents.

(b) Primary Banking Relationship. Borrower agrees to establish its primary banking relationship with Lender and move to and maintain with Lender all accounts as may be necessary as part thereof.

(c) Required Financial Statement Deliverables. Borrower shall deliver or cause to be delivered to Lender the financial statements and SEC 10-Q filings for Borrower as provided in Section 7.1 below.

(d) Insurance Policy. Borrower shall deliver or cause to be delivered to Lender a copy of the JBR Salvage Insurance Policy, which shall specifically insure the silver and proceeds under the UK Salvage Contracts, naming Lender as an additional insured, in form and substance satisfactory to Lender.

2.3. Term. The Loan will be for a term due and payable in full on the Maturity Date.

2.4. Repayment Terms. The Loan will accrue interest and will be repayable in accordance with the terms of the Note.

2.5. Loan Fee and Closing Costs. Borrower agrees to pay Lender a non-refundable loan origination fee in the amount of $50,000.00 (the “Origination Fee”) upon closing of the Loan. Borrower and Lender recognize and agree that the Origination Fee (i) is not a charge for the use of money, but rather a purchase of the right to secure a loan of money on the part of Borrower; and (ii) is a material inducement for Lender to make the Loan and for having Lender ready, willing and able to fund the Loan in accordance with the terms of this Agreement. Borrower’s payment of the Origination Fee to Lender is and shall be in addition to all other payments (including without limitation principal and interest) now or hereafter payable to Lender pursuant to the terms and conditions of the Note or the other Loan Documents. At closing Borrower shall pay all Loan costs and fees as set forth on a Loan Settlement Statement.

2.6. Loan Disbursements. The Loan proceeds shall be reserved by Lender and disbursed to Borrower under the following procedures:

(a) Interest Reserve Account. At closing, the sum of $500,000.00 of the Loan proceeds shall be disbursed by Lender to an Interest Reserve Account with Lender (the “Interest Reserve”). All accrued interest payments payable under the terms of the Note shall automatically be debited from the Interest Reserve Account. The Interest Reserve Account is hereby pledged as additional security for the Loan.

(b) Loan Advance. Under the terms of the Odyssey Cargo Insurance Policy, as the silver is salvaged from the wrecks, Borrower is obligated to deliver cargo reports to the Odyssey Cargo Insurer detailing the inventory (serial bar codes, identification marks, measurements, weight, number of pieces/ingots, etc.), and the estimated value of the cargo (the “Cargo Reports”). Borrower has delivered to the Odyssey Cargo Insurer, the Cargo Report of current silver inventory, attached hereto as Exhibit “A” (the “Silver Inventory”), and hereby confirms that all Silver Inventory listed in the Cargo Report has been delivered for processing and has a value of not less than $25,000,000, and therefor meets the Lender’s requirements for releasing the proceeds of the Loan.

3. COLLATERAL.

3.1. Collateral Assignment of Contract Rights and Proceeds. Borrower’s obligations to repay the Loan to Lender and under this Agreement are secured, inter alia, by a first priority collateral assignment of all of Borrower’s rights and proceeds from the UK Salvage Contracts, under which Borrower is to receive 80% of the net sale proceeds from the refined silver recovered from the SS Mantola and the SS Gairsoppa ship wrecks after sale on the London Commodity Exchange (net of salvage costs) and any reimbursement of Project Costs expended by Borrower (the “Salvage Proceeds”).

3.2. Assignment and Security Agreement and Pledge of Depository Account. Borrower shall establish a depository account (the “Salvage Proceeds Account”) with Lender for the deposit of all Salvage Proceeds from the sale of silver and any reimbursement to the Borrower for Project Costs under the terms of the UK Salvage Contracts that are payable to Borrower, and shall instruct the Department to wire payment of all such proceeds directly into the Salvage Proceeds Account and to provide Lender with advance notice of each wire into the Salvage Proceeds Account. The Salvage Proceeds Account shall be pledged by Borrower as additional collateral for the Loan. All UK Salvage Contracts proceeds which are deposited into the Salvage Proceeds Account shall be applied by Lender for principal re-payment of the Loan and the Borrower hereby authorizes Lender to make such payments. The funds in the Deposit Account shall not be available to the Borrower for any other purpose until the Loan and any outstanding commodity derivatives and/or hedges contract liabilities are fully repaid.

4. REPRESENTATIONS AND WARRANTIES.

When Borrower signs this Agreement, and until Lender is repaid in full, Borrower makes the following representations and warranties:

4.1. Formation and Good Standing. Borrower is duly formed and existing under the laws of the state or other jurisdiction where organized. In each state in which Borrower does business, Borrower is in good standing and possesses all permits and licenses required and necessary to enable it to conduct the business in which it is now engaged.

4.2. Authorization. This Agreement, and any instrument or agreement required hereunder, are within Borrower’s powers, have been duly authorized, and do not conflict with any of Borrower’s organizational documents.

4.3. Enforceable Agreement. This Agreement is a legal, valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

4.4. No Conflicts. The execution, delivery and performance by Borrower of this Agreement and other Loan Documents to which it is a party do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower’s assets, or (iii) give cause for the acceleration of any obligations of Borrower to any other creditor.

4.5. Financial Information. All financial and other information that has been or will be supplied to Lender is true, correct and complete in all material respects and is sufficient to give Lender accurate knowledge of Borrower’s financial condition, including all material contingent liabilities. Since the date of the most recent financial statement provided to Lender, there has been no material adverse change in the business condition (financial or otherwise), operations, properties or prospects of Borrower.

4.6. Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims that may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained.

4.7. Lawsuits. There is no lawsuit, tax claim or other dispute pending or threatened against Borrower which, if lost, would impair Borrower’s financial condition or ability to repay the Loan, except as have been disclosed in writing to Lender.

4.8. Asset Ownership. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Lender by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Lender by Borrower in writing and approved by Lender (“Permitted Liens”). To Borrower’s knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower’s present rights in its properties and assets have arisen. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, excepting to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained.

4.9. Other Obligations. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, except as have been disclosed in writing to Lender.

4.10. Tax Matters. Borrower has no knowledge of any pending assessments or adjustments of its income tax for any year and all taxes due have been paid, except as have been disclosed in writing to Lender.

4.11. No Event of Default. There is no event which is, or with notice or lapse of time or both would be, a Default under this Agreement and/or the Note.

4.12. Sufficiency of Capital. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan Documents, will not be, insolvent within the meaning of 11 U.S.C. § 101, as in effect from time to time.

4.13. Compliance with Laws. Borrower is in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended, if applicable.

4.14. OFAC. None of Borrower, or any subsidiary or affiliate of Borrower or any Guarantor is a Sanctioned Person or has any of its assets in a Sanctioned Country or does business in or with, or derives any of its operating income from investments in or transactions with, Sanctioned Persons or Sanctioned Countries in violation of economic sanctions administered by OFAC. The proceeds from the Loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country. “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs/index.shtml, or as otherwise published from time to time. “Sanctioned Person” means (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.shtml, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country to the extent subject to a sanctions program administered by OFAC.

4.15. Location of Borrower. The place of business of Borrower is located at the address listed on the first page of this Agreement.

4.16. Representations Regarding the UK Salvage Contracts.

(a) The UK Salvage Contracts are in full force and effect, and Borrower has not received any notice of any default under the UK Salvage Contract.

(b) There is no other assignment of any of its rights under or its interest in the UK Salvage Contracts to any other person.

(c) Borrower has done no act nor omitted to do any act which might prevent Lender from, or limit Lender in, acting under any of the provisions in the UK Salvage Contracts.

(c) Borrower is not prohibited under any agreement with any other person or any judgment or decree from the execution and delivery of this Assignment of the UK Salvage Contracts.

(d) No action has been brought or threatened which would in any way interfere with the right of Borrower to execute the Collateral Assignment of Contract Rights and Proceeds, and perform all of Borrower’s obligations thereunder.

(e) Borrower has obtained all necessary approvals by any governmental agency or foreign authority required to fulfill the terms of this Agreement.

4.17 Loan Subordinations. Any related party notes payable by Borrower, to owners of Borrower, or to other related parties, now existing or hereafter made are and shall be subordinated to the lien of the Loan granted herein. Borrower confirms that all related party debts are fully disclosed on the financial statements provided to Lender and in the event Lender so requires, such related parties shall enter into subordination agreements to evidence the requirements of this Section.

4.18 Continuing Effectiveness. The effectiveness of this Agreement shall be subject to the continuing accuracy of all representations and warranties of the Borrower contained herein. Each advance made to the Borrower pursuant to the Agreement shall constitute an automatic warranty and representation by Borrower to Lender that there does not exist a Default (as herein defined) or any event or condition which, with notice, lapse of time and/or the making of such advance, would constitute a Default, and a reaffirmation as of the date of said request of all the representations and warranties of Borrower contained in the Agreement. Borrower covenants, warrants and represents to Lender that all representations and warranties contained in this Agreement shall be true in all material respects at the time of execution of the Loan Documents and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5. AFFIRMATIVE COVENANTS.

Borrower covenants and agrees, so long as credit is available under this Agreement and until Lender is repaid in full, that Borrower will:

5.1. Business Continuity. Conduct its business in substantially the same manner as such business is now and has heretofore been carried on and conducted.

5.2. Existence. Comply fully with all applicable statutes, laws and regulations, and maintain the existence of itself.

5.3. Maintenance of Assets. Maintain, preserve and keep its property and assets in good repair, working order and condition, making all needed replacements, additions, improvements and renewals thereto, to the extent allowed by this Agreement.

5.4. Access to Books and Records. Allow Lender, or its agents, during normal business hours, at Borrower’s primary place of business to have access to the books, financial records and such other financial documents of Borrower, as Lender shall reasonably require, and allow Lender to make copies thereof at Lender’s expense which copies will be kept confidential by Lender.

5.5. Notices to Lender. Promptly notify Lender in writing of:

(a) Any substantial dispute between any governmental authority and Borrower.

(b) Any Default under this Agreement, or any event which, with notice or lapse of time or both, would constitute an event of Default.

(c) Any material adverse change in Borrower’s business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

(d) Any change in Borrower’s name, legal structure, place of business, or chief executive office if Borrower has more than one place of business.

(e) Any actual contingent liabilities of Borrower, and any such contingent liabilities which are reasonably foreseeable.

5.6. Insurance.

(a) General Business Insurance. To maintain insurance satisfactory to Lender as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of Borrower’s properties, business interruption insurance, public liability insurance including coverage for contractual liability, product liability and workers’ compensation, and any other insurance which is usual for Borrower’s business. The insurance must be issued by an insurance company acceptable to Lender and must name Lender as an additional insured party. Each policy shall provide for at least thirty (30) days prior notice to Lender of any cancellation thereof.

(b) Insurance Covering Collateral. To maintain in good standing the JBR Salvage Insurance Policy, as applicable, covering the collateral for this Loan for the full replacement cost of the collateral. The insurance must be issued by an insurance companies acceptable to Lender and must include a lender’s loss payable endorsement in favor of Lender in a form acceptable to Lender and shall provide for at least thirty (30) days prior notice to Lender of any cancellation thereof.

(c) Evidence of Insurance. Upon the request of Lender, to deliver to Lender a copy of each insurance policy, or, if permitted by Lender, a certificate of insurance listing all insurance in force.

5.7. Compliance with Laws. To comply with the laws, regulations, and orders of any government body with authority over Borrower’s business. Lender shall have no obligation to make any advance to Borrower except in compliance with all applicable laws and regulations and Borrower shall fully cooperate with Lender in complying with all such applicable laws and regulations.

5.8. Audits. To allow Lender and its agents to inspect Borrower’s properties and examine, audit, and make copies of books and records at any reasonable time. If any of Borrower’s properties, books or records are in the possession of a third party, Borrower authorizes that third party to permit Lender or its agents to have access to perform inspections or audits and to respond to Lender’s requests for information concerning such properties, books and records.

5.9. Perfection of Liens. To help Lender perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

5.10. Cooperation. To take any action reasonably requested by Lender to carry out the intent of this Agreement.

5.11. Primary Banking Relationship. Establish and maintain its primary banking relationship with Lender and to move to Lender and maintain with Lender all accounts as may be necessary as part thereof.

5.12. Legal Claims to Salvaged Silver or Proceeds, and Safeguards. Upon request by Lender, Borrower shall provide necessary documentation indicating that there are no potential sovereign/legal claims to the silver or the proceeds therefrom that is being salvaged under the UK Salvage Contracts, and provide information to Lender regarding security procedures Borrower will implement to safeguard the silver.

6. NEGATIVE COVENANTS.

Borrower covenants and agrees, so long as credit is available under this Agreement and until Lender is repaid in full, that Borrower will not:

6.1. Change of Management. Make any substantial change in the present executive or management personnel of Borrower without the prior written approval of Lender.

6.2. Change of Ownership. Cause, permit, or suffer any change in capital ownership in the direct or indirect capital ownership of Borrower.

6.3. Additional Negative Covenants. Without Lender’s written consent:

(a) Enter into any consolidation, merger, or other combination with any other entity.

(b) Acquire or purchase a business or its assets.

(c) Engage in any business activities substantially different from Borrower’s present business.

(d) Liquidate or dissolve Borrower’s business.

6.4. No Consumer Purpose. Use this loan for personal, family, or household purposes. Lender may provide Borrower with certain disclosures intended for loans made for personal, family, or household purposes. The fact that Lender elects to make such disclosures shall not be deemed a determination by Lender that the loan will be used for such purposes.

7. FINANCIAL AND REPORTING COVENANTS.

7.1 Financial Statements and Reports. Borrower shall maintain systems of accounting established and administered in accordance with Generally Accepted Accounting Principles. The Borrower will furnish to the Lender:

(a) Within 120 days after the end of each fiscal year, the Borrower shall deliver to Lender audited financial statements and, upon filing with the SEC, a copy of its Annual Report on Form 10-K for such fiscal year.

(b) Within 60 days of the end of each of the first three quarters in each fiscal year, Borrower shall deliver to Lender a copy of its Quarterly Report on Form 10-Q for such quarter.

(c) Concurrently with the statements furnished pursuant to paragraph (a) of this Section 7.1, a certificate of an authorized officer of the Borrower certifying that to the best of his knowledge, no Default has occurred hereunder, nor any event which with notice or lapse of time, or both, would constitute such a Default, has occurred or, if such a Default or event has occurred, specifying the nature and extent thereof.

(d) Promptly, from time to time, such other information regarding the operation, business, affairs and financial condition of Borrower as Lender may reasonably request.

For the purposes of this Section 7.1, Lender agrees that any report or other document filed by Borrower with the SEC through the EDGAR system shall be deemed to have been concurrently delivered or provided to Lender.

8. DEFAULT AND REMEDIES.

8.1. Default. The occurrence of any of the following shall constitute a “Default” under this Agreement:

(a) Failure to Pay. Borrower fails to make a payment including any interest, principal or fees under this Agreement or the Note when due.

(b) Default under Related Documents. Any non-monetary default occurs (after the expiration of any applicable notice and cure period) under this Agreement or the Loan Documents. The non-monetary defaults include, but are not limited to, the Borrower’s failure to satisfy any covenant under this Agreement or the Loan Documents, any breach of Borrower’s representations or warranties under this Agreement or the Loan Documents or the occurrence of any change of control for the Borrower.

(c) False Information. Borrower has given Lender any materially false or misleading information or representations.

(d) Bankruptcy. Borrower files a bankruptcy petition, a bankruptcy petition is filed against Borrower, or Borrower makes a general assignment for the benefit of creditors.

(e) Receivers. A receiver or similar official is appointed for a substantial portion of Borrower’s business, or the business is terminated, or, if any Borrower is anything other than a natural person, such Borrower is liquidated or dissolved.

(f) Security Interest and Priority. Lender fails to have an enforceable first lien security interest under the Collateral Assignment of Contract Rights and Proceeds given as security for this Agreement.

(g) Lawsuits. Any lawsuit or lawsuits are filed on behalf of one or more trade creditors against Borrower in an aggregate amount of $100,000.00 or more in excess of any insurance coverage.

(h) Judgments. Any judgments or arbitration awards are entered against Borrower, or Borrower enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of $100,000.00 or more in excess of any insurance coverage.

(i) Material Adverse Change. A material adverse change occurs, or is reasonably likely to occur, in Borrower’s business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

(j) Other Breach Under Agreement. A default occurs under any other term or condition of this Agreement not specifically referred to in this Section 8.1. This includes any failure or anticipated failure by Borrower (or any other party named in the Covenants section) to comply with any financial covenants set forth in this Agreement, whether such failure is evidenced by financial statements delivered to Lender or is otherwise known to Borrower or Lender. Any default, other than for nonpayment, may be cured within thirty (30) days after written notice thereof is mailed to Borrower by Lender. Borrower’s right to cure shall be applicable only to curable Defaults and shall not apply, without limitation, to Defaults based upon false information or bankruptcy. Lender shall not exercise its remedies to collect the Obligations, except as Lender reasonably deems necessary to protect its interests in collateral securing the Obligations during a cure period.

8.2. Remedies. In the event of the occurrence of a Default as described above, and failure by Borrower to correct such Default within the applicable cure period, if any, then Lender may at any time thereafter, at its option, take any or all of the following actions, at the same or different times:

(a) Declare the balance of the Obligations be due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by Borrower; and/or

(b) Require Borrower to pledge such collateral or additional collateral to Lender from Borrower’s assets and properties, the acceptability and sufficiency of such collateral to be determined solely by Lender; and/or

(c) Take immediate possession of any or all collateral including the personal property which may be granted to Lender as security for the obligations of Borrower under this Agreement or pursuant to the Mortgage; and/or

(d) Exercise such other rights and remedies as Lender may be provided in the Loan Documents.

8.3. Waiver. No failure or delay on the part of Lender in exercising any right, power, or privilege granted pursuant to this Agreement shall operate as a waiver, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

8.4. No Reliance by Third Parties. The rights of the Lender to declare a default of the Borrower under this Agreement or the Loan Documents is a right exclusive to the Lender and shall under no circumstances inure to any third parties.

9. CROSS-DEFAULT AND CROSS-COLLATERALIZATION. Any Event of Default under the terms of the Loan shall constitute and hereby is declared to be an immediate and absolute default under the terms of all loans between Lender and Borrower. Should an event of default occur under the terms of any of said loans, which event is subject to notice and cure periods, if any, failure to cure such event of default within such curative period shall constitute an immediate default under this Loan and all such other loans owed by Borrower to Lender, Each of the foregoing loans between Lender and Borrower shall also be cross-collateralized, whether such loans are now existing or hereafter entered into between Lender and Borrower at any time.

10. OTHER PROVISIONS.

10.1. Florida Law. This Agreement is governed by Florida state law.

10.2. Successors and Assigns. This Agreement is binding on Borrower’s and Lender’s successors and assignees. Borrower agrees that it may not assign this Agreement without Lender’s prior written consent. Lender may sell participations in or assign the Loan, and may exchange information about Borrower (including, without limitation, any information regarding any hazardous substances) with actual or potential participants or assignees. If participation is sold or the loan is assigned, the purchaser will have the right of set-off against Borrower.

10.3. Severability; Waivers. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. Lender retains all rights, even if it makes a loan after default. If Lender waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

10.4. Attorneys’ Fees. Borrower shall reimburse Lender for any reasonable costs and attorneys’ fees incurred by Lender in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement including but not limited to the Note, and in connection with any amendment, waiver, “workout” or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys’ fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against Borrower under Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, Lender is entitled to recover costs and reasonable attorneys’ fees incurred by Lender related to the preservation, protection, or enforcement of any rights of Lender in such a case. As used in this paragraph, “attorneys’ fees” includes the allocated costs of Lender’s in-house counsel.

10.5. One Agreement. This Agreement, the Note and any related security or other agreements required by this Agreement, collectively represent the sum of the understandings and agreements between Lender and Borrower concerning this credit.

10.6. Stamps and Fees. Borrower shall pay all federal or state stamps or taxes, or other fees and charges, if any, payable or determined to be payable by reason of the execution, delivery or issuance of this Agreement, the Note, the other Loan Documents, or any security granted to Lender, or the making of any advance from time to time, whether they be payable upon execution or recurring from time to time, Borrower agrees to indemnify and hold harmless Lender against any and all liability in respect therefor.

10.7. Limitation of Interest and Other Charges. Notwithstanding any other provision contained in this Agreement, Lender does not intend to charge and Borrower shall not be required to pay any amount of interest or other fees or charges that is in excess of the maximum permitted by applicable law. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Lender. It is the express intent hereof that Borrower not pay and Lender not receive, directly or indirectly, interest in excess of that which may be lawfully paid under applicable law including the usury laws in force in the State of Florida.

10.8. Notices. Unless otherwise provided in this Agreement or in another agreement between Lender and Borrower, all notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the first page of this Agreement, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as Lender and Borrower may specify from time to time in writing. Notices and other communications shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, (ii) if telecopied, when transmitted, or (iii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered.

10.9. Headings. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

10.10. Counterparts. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

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[LOAN AGREEMENT CONTINUED]

This Agreement is executed as of the date stated at the top of the first page.

WITNESSES:	BORROWER:

ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation

By:
Signature of Witness	Jay D. Nudi, as its Treasurer

Print or type name of Witness	(CORPORATE SEAL)

Signature of Witness

Print or type name of Witness

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this      day of July, 2013, by Jay D. Nudi, as Treasurer of ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation, on behalf of the corporation.

Personally known
Florida Driver’s License	Notary Public
Other Identification Produced

Print or type name of Notary

(SEAL)

[CONTINUED ON FOLLOWING PAGE]

[LOAN AGREEMENT CONTINUED]

“LENDER”

FIFTH THIRD BANK, an Ohio banking corporation

By:
Signature of Witness	Daniel Riley, as its Vice President

Print or type name of Witness

(CORPORATE SEAL)
Signature of Witness

Print or type name of Witness

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this      day of July, 2013, by Daniel Riley, as Vice President of FIFTH THIRD BANK, an Ohio banking corporation, on behalf of the corporation.

Personally known
Florida Driver’s License	Notary Public
Other Identification Produced

Print or type name of Notary

(SEAL)

ATTACHMENTS:

Exhibit “A” - Cargo Report/Silver Inventory